Purchase Agreement

This Purchase Agreement (this "Agreement"), dated as of the 15th day of February 2000, among:

(1) Furst-McNess Company, an Illinois corporation operating under the laws of the United States ("Purchaser"), and

(2) Hyaton Organics Inc., a subsidiary of Kafus Industries Ltd., a British Columbia corporation, operating under the laws of the United States ("Supplier").


                              W I T N E S S E T H:

WHEREAS, Supplier is developing the Facility to produce Organic Products (such terms and all other capitalized terms used herein having the respective meanings set forth in Section 1).

WHEREAS, Supplier desires to obtain a contract for the purchase of the annual production of the Facility.

WHEREAS, Purchaser desires to purchase and distribute the Organic Products.

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements herein expressed, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

SECTION 1.  Definitions

     Unless otherwise specified herein, the following terms shall have the meanings specified below. The singular shall include the plural, and the masculine shall include the feminine and neuter, as the context requires. "Includes" or "is including" shall mean "including", but not limited to." All definitions of agreements shall include all amendments thereto in effect from time to time.

     "Agreement" means this Purchase Agreement.

     "Contract Price" means the price per Unit of product sold hereunder determined in accordance with Section 4.2.

     "Cure Provision Period" has the meaning set forth in Section 6.3.

     "Dollars" and "$" means lawful currency of the United States.

     "Facility" means the plant to be developed, financed, constructed and owned by the Supplier at a site in Merry Hill, North Carolina.

     "Final Completion Date" means the date when the following condition is satisfied: Supplier's construction contractor certifies that the Facility has completed performance testing and has performed to the degree necessary

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     to  constitute   substantial  completion  (or  its  equivalent)  under  the construction contract and is capable of producing annually not less than the volumes prescribed in Schedule A.

     "Financial Closing" means the execution and delivery of definitive documentation for the financing of all costs of construction, procurement and equipping of the Facility which will not be financed by Supplier or its affiliates.

     "Force Majeure" has the meaning set forth in Section 9.

     "Initial Delivery Date" has the meaning specified in Section 2.4.

     "Initial, Basic and Operating Terms" mean the periods described in Section 2.1.

     "Mechanical Completion Date" means the date which Supplier and Supplier's construction contractor agree is the date that the Facility has been completed to the extent necessary to begin start-up and performance testing.

     "Minimum Purchase Price" has the meaning specified in Section 4.1(b).

     "Product" means Organic  Products meeting the  Specifications  set forth in
     Section 8.0 and produced using technology of Hyaton Organics Inc., which technology is, as of the date of this Agreement, proprietary.

     "Purchase Order" has the meaning specified in Section 3.3(a).

     "Required  Annual Amount" means the amount of product in tons as set out in section 3.1 (b), or if less, the maximum that the Facility can product in any given Contract Year.

     "Selling Price" has the meaning set forth in Section 4.1.

     "Shipment" means product identified on a single invoice and shipped to Purchaser pursuant to this Agreement.

     "Specifications" means, with respect to Product, the specifications set forth in Section 8.0

     "Term" means, collectively, the Initial Term, and the Operating Term.

SECTION 2.  Term; Development of Facility

2.1  Basic Term

(a) This Agreement shall be effective from the date hereof and, unless earlier terminated in accordance with this Agreement, continue until the fifth (5) anniversary of the Final Completion Date. The period from the date hereof until the Final Completion Date is herein called the "Initial Term". The period from the date following the Final Completion Date to the fifth (5) anniversary of the Final Completion Date is herein called the "Operating Term".

(b) At least six (6) months prior the expiration of the Operating Term, the parties may agree to renew this Agreement for an additional five (5) year term, starting Final Completion Date on the terms of the initial Agreement or under new terms agreed by both parties.

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(c)  Notwithstanding  Paragraph  (b) above,  if the parties  have not reached an agreement, Supplier will be entitled to seek arrangements with other parties for the marketing of Products. Supplier will not contract with a third party on better terms without first offering in writing the same terms and conditions to Purchaser. Purchaser shall have fifteen (15) days from receipt of such notice to accept or reject the third party offer. If Purchaser declines, Supplier upon six (6) months notice may contract with a third party.

(d) Notwithstanding Paragraph (c) above, Supplier shall fulfill forward sales orders placed by Purchaser as under the original terms of the Agreement.

2.2  Construction Progress

     Supplier agrees to keep Purchaser informed periodically of progress in construction of the Facility and to notify Purchaser immediately of any changes in the construction schedule that materially affect the anticipated Initial Delivery Date.

2.3  Financial Closing

     Should Financial Closing not have occurred within two (2) years from the execution of this Agreement, Purchaser may terminate this Agreement by written notice of intent to terminate given not less than six (6) months prior to the effective date of termination; provided, however, that:

(a) Supplier shall have the right to extend the deadline for Financial Closing on one or more successive occasions for up to three additional months in the aggregate, by notice to Purchaser given on or prior to the initial deadline for Financial Closing or any subsequent deadline then in effect, which notice shall state that Supplier is diligently and in good faith working to consummate Financial Closing and such extension is necessary to enable Financial Closing to occur based upon a term sheet for all necessary Facility financing having been executed by Supplier and the party or parties providing financing, and;

(b) Termination shall not be effective if Financial Closing occurs on or before the date Termination otherwise would become effective pursuant to the notice given by Purchaser. Any extension of the deadline for Financial Closing shall cause a corresponding extension of the deadline for the Final Completion Date set forth in Section 2.5.

(c) In the event that Purchaser terminates the Agreement as outlined within this Section 2.3, then Supplier shall reimburse Purchaser for all reasonable marketing expenses agreed to by the parties incurred by Purchaser in anticipation of supply of Product from the Supplier.

2.4  Initial Delivery Date

(a) After the Mechanical Completion Date but prior to the Final Completion Date, when the Facility is capable of producing Product meeting the Specifications, Supplier shall notify Purchaser and designate the date of anticipated shipment of the first quantities of Product to Purchaser (the "Initial Delivery Date").

(b) Should the Mechanical Completion Date not have occurred within the period of 12 months after the date of Financial Closing (as such period may be extended in accordance with Section 2.3), Purchaser may terminate this Agreement by notice to Supplier of intent to terminate given not less than

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     30 days prior to the  effective  date of  termination;  provided,  however, that:

     i. Supplier shall have the right to extend the deadline for Mechanical Completion Date on one or more successive occasions for up to six additional months in the aggregate, by notice to Purchaser given on or prior to the initial deadline for Mechanical Completion Date or any subsequent deadline then in effect, which notice shall state that Supplier, and Supplier's contractor are diligently and in good faith working to complete the construction of the Facility to the point when the Mechanical Completion Date will be deemed to have occurred; and,

     ii. Termination shall not be effective if the Mechanical Completion Date occurs on or before the date termination otherwise would become effective pursuant to the notice given by Purchaser.

2.5  Final Completion Date

     Should the Final Completion Date not have occurred within the period of 18 months after the date of Financial Closing (as such period may be extended in accordance with Section 2.3), Purchaser may terminate this Agreement by notice to Supplier of intent to terminate given not less than 30 days prior to the effective date of termination; provided, however, that:

     (a) Supplier shall have the right to extend the deadline for Final Completion Date on one or more successive occasions for up to six additional months in the aggregate, by notice to Purchaser given on or prior to the initial deadline for Final Completion Date or any

     (b) subsequent deadline then in effect, which notice shall state that Supplier, and Supplier's contractor are diligently and in good faith working to complete the construction of the Facility to the point Final Completion Date will be deemed to have occurred and that the Facility is substantially complete; and,

     (c) Termination shall not be effective if the Final Completion Date occurs on or before the date Termination otherwise would become effective pursuant to the notice given by Purchaser.

SECTION 3. Sale and Purchase

3.1  Sale and Purchase

     (a) Subject to the terms and conditions herein set forth, commencing on the Initial Delivery Date, Supplier agrees to sell to Purchaser, and Purchaser agrees to market and purchase from Supplier, all Product manufactured at the Facility during the Operating Term and all Product manufactured at the Facility during any Contract Year up to the Required Annual Amount for each Contract Year.

     (b) The Required Annual Amount for the duration of this contract estimated by Supplier are as follows: (Schedule A)

                             Year 1         15,000 (short tons-2000 lbs.)
                             Year 2         30,000 short tons
                             Year 3-5       50,000 short tons

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3.2  Distributorship

     Purchaser shall use all reasonable efforts and due diligence to promote, market and distribute Product and at its own expense shall provide aggressive, dedicated, continuous sales representation by means of actual sales personnel contact with existing and prospective customers of Product. Supplier and Purchaser shall establish a co-operative program pertaining to the establishment of the Products' trademarks and subsequent media promotion thereof. Costs pertaining directly to product and trademark development as well as direct brand media spending will be borne by Supplier. Supplier and Purchaser shall communicate as required and at least semi-annually the parties shall have a joint marketing meeting to be held at a convenient location for the parties. In connection therewith, Purchaser shall, among other things at its own expense;

     (i)  respond to all inquiries concerning Product,

     (ii) maintain sufficient equipment, and hire and maintain a sales staff sufficient in number and qualifications to aggressively promote, distribute and sell Product, and

     (iii)develop in conjunction with Supplier from time to time and implement such advertising strategies for Product as necessary and agreed to by the parties. Within 15 business days following the end of each calendar month, Purchaser shall deliver to Supplier a sales report in a form satisfactory to both parties.

3.3  Purchase Orders

     (a) In order to accommodate the continuous production process of the Facility, Purchaser shall confer with Supplier to establish monthly Product Purchase Order requirements at intervals of six months, two months and one month. Purchaser shall deliver to Supplier individual purchase orders covering each month's shipments at least twenty-one
          (21) days in advance of the desired shipping date specifying the Selling Price, packaging requirements of the Product required by Purchaser (each, a "Purchase Order"). To the extent practicable, Supplier will use its best efforts to accommodate Purchase Orders on shorter notice as may be required from time to time, but in no event shall Purchaser request changes to such Purchase Order less than 48 hours prior to expected delivery from the Facility.

     (b) All Product purchased by Purchaser shall be shipped in such lots as the parties may agree.

     (c) All monthly Product requirements as previously agreed to by the Purchaser will be transported from the Facility during the month. In the event that contracted Product is not removed from the Facility, a storage charge will be levied to the Purchaser.

     (d) Supplier shall invoice each shipment at the time of delivery to the carrier. Invoices shall include the Purchase Order Number, quantity, types of product, selling price and any applicable taxes.

3.4  Additional Features

     The parties agree to discuss on an ongoing basis different varieties and packaging forms for the Product and other additions or deletions that would provide additional revenue benefits to the Supplier and Purchaser.

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3.5  Delivery

     All Product Purchase Orders are F.O.B. Facility by the Purchaser's own carrier or contracted carrier at the Purchaser's expense.

SECTION 4. Pricing

4.1  (a) Selling Price

     With respect to any Product purchased by Purchaser and sold by Supplier to Purchaser hereunder, the "Selling Price" for each Purchase Order shall be the price at which the Purchaser, exercising its best efforts to maximize price, has resold the Product to the end user, which is the subject of the Purchase Order. In the event Product purchased by Purchaser has not been pre-sold by Purchaser, the minimum purchase price (4.1(b)) will be applied to the subject Product. If the actual selling price received by the Purchaser from the end user is higher than the minimum purchase price, the entire amount shall be recalculated and adjusted in favour of the Supplier and will be credited in the next month's reconciliation statement.

4.1  (b) Minimum Purchase Price

     A guaranteed minimum purchase price F.O.B. Facility is to be established annually on each anniversary date of the Agreement to the Purchaser (Schedule B).

4.2  Basis of Payment

     Purchaser will provide a statement on a monthly basis showing total volumes, revenues and costs (defined under Net Selling Price below) for all Products sold or stored within ten (10) days of the previous monthly period. The statement will be accompanied by payment from Purchaser to Supplier for the amount due for all Product purchased and received from Supplier during the preceding monthly period. Any Product shipped that is not pre-sold as set out in (4.1), will be invoiced to Purchaser at the Minimum Purchase Price (4.1 (b)) at month end and will be due for payment within 15 days.

     Percentage revenues (commission) to Purchaser shall be calculated on the Net Selling Price (as per the schedule below) and payment will be forwarded to Purchaser from Supplier within f15 days of receipt of statement and full payment from Purchaser.

     Commission Revenue payment to Purchaser from the Supplier for the Products purchased during the previous month will be based on the following table:

                             Net Selling Price       % to Purchaser

        (a) Fertilizers             (1)                     (1)
                                    (1)                     (1)
                                    (1)                     (1)

        (b) Growing Media           (1)                     (1)
                                    (1)                     (1)
                                    (1)                     (1)
        * short ton (2000 pounds)

(1) Confidential portion has been omitted and filed separately with the Commission.

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     NET  SELLING  PRICE  shall be defined  as the sale price of the  Product to
     Purchaser's customers (end user) after deducting all direct costs relating to the customers' orders for freight, storage, interest carrying cost, handling and custom cost actually incurred by Purchaser but shall not include Purchaser's overhead or fixed cost (Schedule C).

     Purchaser shall be entitled to set selling prices but shall keep Supplier informed of its pricing structure.

4.3  Product Only

     All prices under this Agreement are for Product only and do not include technical data, proprietary rights of any kind, or patent rights, and any packaging other than normal domestic commercial packaging, unless expressly agreed to in writing by the Supplier.

SECTION 5. Title and Risk of Loss

     Title and risk of loss for all product sold hereunder shall pass to Purchaser upon delivery onto Purchaser's or Purchaser's contractors equipment at the Facility and the sale by Supplier to Purchaser will be complete upon such delivery, Purchaser being deemed to have accepted delivery thereof.

SECTION 6. Default.

6.1  Default

     Notwithstanding anything herein contained, either party may terminate this Agreement upon written notice to the other party in the event that;

     (a) such other party commits a breach (other than a breach which in all the circumstances is insignificant) of any provision of this Agreement (which notice must specify in reasonable detail the breach or breaches complained of);

     (b)  Supplier decides to close the Facility producing the Product;

     (c) Such other party becomes the subject of any bankruptcy, insolvency or similar proceedings;

     (d) Any legislation, regulations, policy, ruling or decision of a Federal, State or Municipal government or of any agency thereof are implemented, repealed or altered in such a way as to significantly prevent either party from lawfully exercising its rights or performing its obligations hereunder.

6.2  Remedies

     Upon the occurrence and during the continuation of any default hereunder, the party not in default shall have the right:

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     (a)  to give written  notice of the party's  intention  to  terminate  this
          Agreement  and  thus  begin  the  Cure  Provision   Period   effective
          immediately upon the other party's receipt of such notice; and

     (b) to pursue any other remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise.

6.3  Cure Provision Period

     Upon written notice being received by either party of the other's intention to terminate, a Cure Provision Period of 30 days from the date of receipt of such notice shall commence. During this period, the party receiving the notice will have the opportunity to correct the situation giving rise to the termination notice and to make current any amounts past due that may have arisen from such situation. Failure to correct (or in the event such correction cannot by its nature be accomplished within 30 days, failure to start and diligently proceed to correct) the situation during the Cure Provision Period or the waiving of the Cure Provision Period by the party in receipt of the termination notice will result in the notifying party having the right to terminate the Agreement immediately. In the event of a correction which cannot be accomplished within 30 days, and notwithstanding the immediately preceding sentence, either party shall have the right to invoke the remedies specified in Section 6.2 above if a default continues for more than 90 days following the defaulting party's receipt of notice of termination.

SECTION 7. Warranty; Indemnification; Insurance.

7.1  Warranty

     Supplier warrants to Purchaser that all Product sold to Purchaser hereunder shall be free and clear of liens, claims, encumbrances, and restrictions against sale of any type or nature not authorized by this Agreement, and shall at the time of delivery to the carrier conform to the Specifications and the descriptions thereof in the Purchase Order covering the product in question.

7.2  Indemnification

     Each of the parties hereto covenants and agrees to indemnify and hold harmless the other against and from any and all liability, damages, losses and costs (including without limitation reasonable attorneys' fees) suffered or incurred by such other party as a result of any breach of this Agreement by the other party other than any negligent act or neglect of itself, its servants, employees, agents, invitees, or licensees, including liability for injury or damage to any person or property.

7.3  Liability Insurance

     Supplier and Purchaser shall each provide and keep in force, comprehensive general liability insurance in respect of personal injury, death or property damage with generally accepted insurance carriers as are customary for risks of this nature and with minimum amounts of $5,000,000.00 per occurrence and each party will provide to the other, proof of such insurance and renewal thereof, upon request.


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SECTION 8. Product Features

8.1  Product Specifications

     The Products sold under the "Truly Organic" brand name are pure organic fertilizers and pure organic growing media (substrates) that contain no chemical additives and are formulated on a bio-modulated release basis. The Products are produced from selected organic waste materials that have been aerobically processed under specific, optimally controlled conditions.

     The Products will be formally certified by a recognized national and/or state organic certification body, such as OMRI (The Organic Materials Review Institute) and/or any other regulatory body required by law where the Product is sold.

     (i)  Growing Media:

          Professional-All Purpose Mix      -consumer retail market
                                            -ready-to-use
                                            -complete multi-purpose blend
                                            -packaged in multi-color, laminated,
                                             re-sealable bags

     (ii) Fertilizer

          MTO (Magic  Touch   Organic)      -consumer retail market
                                            -pelletized pure organic fertilizer
                                            -general purpose use
                                            -packaged in multi-color, laminated,
                                             re-sealable bags

     (iii)Compost - detailed specifications and packaging shall be determined and agreed to by the parties acting reasonably and attached hereto as a schedule prior to production of same.

     (iv) Enhanced Growing Media - detailed specifications and packaging shall be determined and agreed to by the parties acting reasonably and attached hereto as a schedule prior to production of same

     Dependant on market demands and conditions, the Supplier in conjunction with the Purchaser will develop other products and packaging to meet other markets' and customers' needs.

8.2  Product Claims

     Purchaser agrees to service all claims made or submitted by its customers arising out of the sale of Product under this Agreement in the best interests of Supplier; provided, however, that claims in excess of $500.00 shall not be settled by Purchaser without the prior written approval of Supplier, which approval shall not be unreasonably withheld or delayed. For claims under $500.00, Purchaser shall settle the claim in accordance with this Section 8.2, and an adjustment shall be made by Supplier in the next regularly prepared billing statement to reflect such settlement and payment by Purchaser. For claims over $500.00, Purchaser shall promptly notify Supplier of such claim and upon settlement agreement, Supplier shall pay for such claim directly.

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SECTION 9. Force Majeure

     If any cause reasonably beyond the control of either party, including but not limited to fire, tempest, earthquake, inclement weather, Act of God, power interruption, fuel shortage, strike, lockout or other labor dispute, riot or civil commotion, act of public enemy or enactment, rule, order or act of government or governmental agency, prevents such party (the "defaulting party") from complying with any provision of the Agreement, then the defaulting party shall be excused from complying while such cause continues to prevent the defaulting party from so complying for a period of forty-five (45) days.

     Where  non-compliance  by the defaulting party continues beyond  forty-five
     (45) days and relates to a material term or terms of this Agreement, then the other party shall have the option to terminate this Agreement effective upon giving written notice of termination to the defaulting party.

SECTION 10. General Provisions.

10.1 Entire Agreement

     The provisions of this Agreement and the Schedules attached hereto contain the entire agreement between the parties concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties relating to the subject matter hereof, written or oral and all prior agreements or understandings, written or oral, between Purchaser and Supplier or any of their affiliates relating to the subject matter hereof. The provisions of this Agreement shall supersede any provisions, terms and conditions contained on any Purchase Order (other than as to the volumes and sizes on a Purchase Order delivered hereunder), sale order or other writing Purchaser or Supplier may give or receive, and the rights of the parties shall be governed exclusively by the provisions, terms and conditions hereof.

10.2 Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that neither party may assign any of its duties and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. In no event shall any assignment relieve the assigning party of its obligations and duties hereunder or impair the rights of the non-assigning party hereunder.

     Notwithstanding the foregoing, Purchaser hereby agrees and consents to the assignment of this Agreement by Supplier for the purpose of financing or refinancing the Facility. Such assignment, for purposes of financing or refinancing, may be to any entities providing debt or credit to Supplier or the Facility or any trustee or other representative of such entities and the initial assignees or designees thereof (but not to any subsequent assignees or designees).

     Notwithstanding the foregoing:

     (a) Purchaser agrees to execute and deliver, at no expense to Supplier, such documents and/or instruments as may be reasonably required by Supplier or any other person providing financing or refinancing, including, without limitation, opinions of counsel and written confirmation, as of date of Financial Closing, of the satisfaction by Supplier of all conditions required to be satisfied under this Agreement as of such date.

     (b) Supplier hereby agrees and consents to Purchaser contracting with a joint venture between Kafus Industries Ltd. or an affiliate thereof and Purchaser for the joint venture to supply market development, research and advertising services in support of the marketing and distribution of the Product by Purchaser hereunder; provided, that the foregoing shall not be deemed to relieve Purchaser of any of its duties or obligations thereunder.

10.3 Amendment

     This Agreement may not be modified or amended, nor may the provisions hereof be waived, except in writing signed by the parties hereto.

10.4 No Waiver

     Any waiver by any party hereto of any of its rights hereunder shall be without prejudice to its future assertion of any such right or of any other right hereunder, and any delay in exercising any right shall not operate as a waiver thereof or any other right.

10.5 Applicable Law

     This Agreement shall be governed by and construed in accordance with the laws of the state of North Carolina.

10.6 Headings

     Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

10.7 Arbitration

     (a) All disputes, controversies or differences which may arise between the parties, regardless of value should be first attempted to be resolved between the parties in a friendly manner and only once all reasonable attempts at resolving such differences have been exhausted, or where, without immediate resolution to an apparently unresolvable difference will cause significant economic hardship on one of the parties, shall Arbitration be used as a method of dispute resolution.

     (b) All disputes, controversies, claims or differences which may arise between the parties hereto out of or in relation to or in connection with this Agreement or the breach thereof where the amount claimed or in dispute is $1,000,000 or less (exclusive of costs and attorney's fees and expenses) shall be finally settled by arbitration conducted in accordance with the Commercial Arbitration Rules (the "Rules") of the ----- American Arbitration Association ("AAA"), as from time to time in effect any and all --- disputes concerning the suitability of any Shipment of the Products purchased and sold hereunder shall be determined by an independent testing laboratory with substantial industry experience. Whenever any dispute, controversy, claim or difference which may be submitted to arbitration under this Section
          10.7 arises between the parties hereto, either party hereby may given to the other party hereto notice, in accordance with Section 10.8 hereof of its intention to submit such dispute, controversy, claim or difference to arbitration.

     (c) Arbitration shall take place before one arbitrator agreed to by the parties or, in the event agreement cannot be reached about such appointment, the arbitrator shall be appointed by the AAA. Once appointed, such arbitrator shall be neutral.

     (d) The parties hereto agree that all fees and expenses associated with the arbitration, including attorneys' fees and expenses, shall be borne by the parties as determined by the arbitration.

     (e) The determination of such arbitrators shall be final and binding upon the parties to the arbitration, and judgment upon the award rendered by arbitrators may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrators shall set forth the grounds for their decisions in the award.

     (f) The place of arbitration shall be in Raleigh, North Carolina if Arbitration is initiated by Purchaser and in Raleigh, North Carolina if Arbitration is initiated by Supplier.

10.8 Notices

     All notices and other communications given hereunder must be in writing and may be sent by personal delivery, by overnight courier or delivery service for which a delivery receipt can be obtained, by facsimile for which receipt is confirmed or by certified mail, return receipt requested (or the functional equivalent) to any party at the address of the party shown below. Any party hereto may change its address by giving notice in writing to the other party or parties of such change.

                      if  to Supplier:

                      Hyaton Organics Inc.
                      2285 St.Laurent Blvd.
                      Bldg. C16
                      Ottawa, Ontario
                      Canada
                      K1G 4Z6

                      Attention:    President
                      Telephone:    613-738-0887
                      Facsimile:    613-738-4406


                      if to Purchaser:

                      Furst-McNess Company
                      2100 Oxford St. E.
                      Suite 39
                      London, Ontario
                      Canada
                      N5V 4A4

                      Attention:    Vice President
                      Telephone:    519-659-8600
                      Facsimile:    519-659-1600

                      Copy:  Furst-McNess Company
                             120 East Clark Street
                             Freeport, Illinois 61032
                             United States

                             Attention;     President
                             Telephone:     815-232-9700
                             Facsimile:     815-232-9765

     All notices and other communications given to any party hereto in accordance with the provision of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed.

10.8 Partial Invalidity

     The unenforceability or invalidity of any term or provision contained herein, or of any portion thereof, shall not affect the validity or enforceability of any other term or provision, or portion thereof, herein contained.

10.9 No Agency Relationship

     Nothing contained in this Agreement shall be construed as creating any agency, joint venture or partnership between the parties. Each party shall at all times be an independent contractor under this Agreement.

10.10 Non-Disclosure and Confidentiality

     Supplier acknowledges that, by reason of the Agreement, it will become privy to confidential information belonging to Purchaser, including the identities of Purchaser's customers, agents and contractors and pricing information. Supplier agrees that it will not, without the prior written consent of Purchaser, disclose to any third party or use for its own benefit any such confidential information either during the continuance of the Agreement or thereafter.

     Purchaser acknowledges that it shall become privy to confidential information such as production forecasts and other information belonging to Supplier. Purchaser agrees that it will not, without the prior written consent of Supplier, disclose to any third party or use for its own benefit any such confidential information either during the continuance of the Agreement or thereafter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             Hyaton Organics Inc.


                             By:    ____________________________________

                             Name:  Robert Novitsky

                             Title: President

                             Furst-McNess Company


                             By:    ____________________________________

                             Name:  Jack Smit

                             Title: Vice President, New Business Development

Schedule A


REQUIRED ANNUAL AMOUNT

Short tons (2000 pounds)



                              TOTAL                         GROWING
                            PRODUCTION       FERTILZER       MEDIA

               YEAR 1        15,000             5,000        10,000
               YEAR 2        30,000            10,000        20,000
               YEAR 3-5      50,000            17,000        33,000

Schedule B


MINIMUM PURCHASE PRICE - FOB FACILITY

                                                      $US per Short Ton
I.      GROWING MEDIA

           Professional/All-Purpose Mix               $_____ per ton  (1)

II.     FERTILIZERS

           MTO (Magic Touch Organic)                  $_____ per ton (1)


(1) Confidential portion has been omitted and filed separately with the Commission.

Schedule C


NET SELLING PRICE DEFINITION

A.      PRICE TO PURCHASER'S CUSTOMER = ($000)

           LESS

B.      DIRECT COSTS:
          1.      Freight cost to customer from shipping point
          2.      Handling
          3.      Customs
          4.      Storage*
          5.      Interest carrying cost for prepayment of account over 30 days

            EQUALS

C.      NET SELLING PRICE


     *Monthly storage charge including in and out charges at public warehousing facilities.

     Note: Purchaser's overhead and fixed costs not included.